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                                  EXHIBIT 21.1
                           SUBSIDIARIES OF REGISTRANT

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                                                  HAWTHORNE FINANCIAL CORPORATION,
                                                       a Delaware corporation
   HFC Capital Trust I,       HFC Capital Trust II      HFC Capital Trust III   Hawthorne Savings, F.S.B.,   HFC Capital Trust IV,
a Delaware business trust  a Delaware business trust  a Delaware business trust  a federal savings bank    a Delaware business trust

                                                                                HS Financial Services Corp.
                                                                                 a California corporation
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